UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2017

STANDARD AVB FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-215069	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 856-0363

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 7, 2017, Standard AVB Financial Corp., formerly known as Standard Financial Corp. (“Standard AVB Financial”), the holding company of Standard Bank, PaSB (“Standard Bank”), announced the completion of the partnership with Allegheny Valley Bancorp, Inc. (“Allegheny Valley Bancorp”) and Allegheny Valley Bank of Pittsburgh (“Allegheny Valley Bank”), effective after the close of business on April 7, 2017. Pursuant to an Agreement and Plan of Merger between Standard Financial Corp. and Allegheny Valley Bancorp dated August 29, 2016 (the “Merger Agreement”), Allegheny Valley Bancorp merged with and into Standard Financial Corp, with Standard Financial Corp. as the surviving entity known as “Standard AVB Financial Corp.” (the “Holding Company Merger”). Additionally, Allegheny Valley Bank merged with and into Standard Bank, with Standard Bank as the surviving institution (the “Bank Merger”).

Under the terms of the Merger Agreement, each outstanding share of Allegheny Valley Bancorp common stock was converted into the right to receive 2.083 shares of Standard AVB Financial common stock and cash in lieu of fractional shares (the “Merger Consideration”). As of the closing date, there were 1,040,923 outstanding shares of Allegheny Valley Bancorp common stock, which resulted in a total of 2,168,097 shares of Standard AVB Financial common stock issued for exchange, subject to adjustment for fractional shares. Cash for any fractional shares of Standard AVB Financial common stock will be based on $26.60 for each whole share, based on the average closing price of Standard AVB Financial common stock for the five trading days immediately preceding the merger date.

Standard AVB Financial has retained its stock transfer agent, Computershare Trust Company, N.A., to perform the services set forth for the Exchange Agent in the Merger Agreement.

At the consummation of the Holding Company Merger, each option to purchase Allegheny Valley Bancorp common stock was converted into an option to purchase Standard AVB Financial common stock at the same terms and conditions as were applicable prior to the Holding Company Merger, except that the number of shares of Standard AVB Financial common stock issuable upon exercise of a converted option will be adjusted by multiplying the number of shares of Allegheny Valley Bancorp common stock subject to the Allegheny Valley Bancorp stock option by 2.083 (and rounding to the nearest whole share) and the exercise price per share of a converted option will be adjusted by dividing the exercise price per share of the Allegheny Valley Bancorp option by 2.083 (and rounding to the nearest whole cent). Additionally, at the consummation of the Holding Company Merger, each Allegheny Valley Bancorp restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

The preceding paragraphs are qualified in their entirety by reference to the Merger Agreement, incorporated by reference to Exhibit 2.1 to this Form 8-K. A news release about the completion of the merger was issued by Standard AVB Financial and is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the Holding Company Merger, the Board of Directors of Standard AVB Financial was increased to thirteen (13) members and the following individuals of Allegheny Valley Bancorp were appointed to the Standard AVB Financial Board of Directors: Andrew W. Hasley, Paul A. Iurlano, John M. Lally, Ronald J. Mock, Gregory J. Saxon and R. Craig Thomasmeyer. Each of the then-serving directors of Standard Financial Corp. continues to serve as a director of Standard AVB Financial. Terence L. Graft will be the Chairman of the Board and Gregory J. Saxon will be the Vice Chairman of the Board.

Additionally, in conjunction with the Holding Company Merger, the following individuals were appointed to serve as executive officers of Standard AVB Financial Corp: Timothy K. Zimmerman as Chief Executive Officer; Andrew W. Hasley as President; Susan A. Parente as Executive Vice President and Chief Financial Officer; Jason W. Ross as Executive Vice President and Chief Business Development Officer; Sheila D. Crystaloski as Senior Vice President and Chief Technology Officer; Susan DeLuca as Senior Vice President and Chief Risk Officer; and Christian M. Chelli as Senior Vice President and Chief Credit Officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Holding Company Merger, the Articles of Incorporation and Bylaws were revised and are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01.         Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit Number                       Description

Exhibit 2.1
Agreement and Plan of Merger by and between Standard Financial Corp. and Allegheny Valley Bancorp, Inc. (incorporated by reference to Appendix A of the Form S-4 filed by Standard Financial Corp. with the Securities and Exchange Commission on December 13, 2016)

Exhibit 3.1	Articles of Incorporation of Standard AVB Financial Corp.

Exhibit 3.2	Amended and Restated Bylaws of Standard AVB Financial Corp.

Exhibit 99.1                           Press Release dated April 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.
DATE: April 12, 2017	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer